UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 22, 2008

ATS Medical, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Minnesota	0-18602	41-1595629
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3905 Annapolis Lane North, Minneapolis, Minnesota		55447
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	763-553-7736

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On December 19, 2008, ATS Medical, Inc. ("ATS" or the "Company") entered into a Common Stock and Warrant Purchase Agreement (the "Purchase Agreement") with Essex Woodlands Health Ventures Fund VIII, L.P., Essex Woodlands Health Ventures Fund VIII-A, L.P. and Essex Woodlands Health Ventures Fund VIII-B, L.P. (collectively, the "Investors"), pursuant to which the Company agreed to issue to the Investors an aggregate of 8,510,639 shares (the "Shares") of the Company’s common stock (the "Common Stock") and seven-year warrants to purchase up to 2,553,192 shares of Common Stock at an exercise price of $2.475 per share during the first year after the closing, $2.85 per share during the second year after the closing, and $3.10 per share thereafter. The Company and the Investors closed the transactions contemplated under the Purchase Agreement on December 19, 2008. The gross proceeds of the sale of the Shares and Warrants was approximately $20 million.

The Company and the Investors also entered into a Registration Rights Agreement, dated December 19, 2008, pursuant to which the Company has agreed to prepare and file with the United States Securities and Exchange Commission (the "SEC"), on or prior to the 30th calendar day following the closing of the issuance of the Shares and Warrant, a registration statement (the "Registration Statement") covering the resale of the Shares and the Common Stock underlying the Warrants (the "Warrant Shares"), for an offering to be made on a continuous basis pursuant to Rule 415 promulgated by the SEC pursuant to the Securities Act of 1933, as amended (the "Securities Act"). Pursuant to the Registration Rights Agreement, the Company has agreed to use commercially reasonable efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as possible after the filing thereof but, in any event, within (1) 90 days following the filing date of the Registration Statement if the SEC has informed the Company that no review of the Registration Statement will be made and (2) 120 days following the filing date of the Registration Statement if the SEC has informed the Company that it will review the Registration Statement. The Company has also agreed to keep the Registration Statement continuously effective under the Securities Act until the earlier of the date on which all of the Shares and Warrant Shares have been sold and the date on which all of the Shares and Warrant Shares can be sold publicly under Rule 144 promulgated by the SEC pursuant to the Securities Act. If the Registration Statement is not declared effective within the timeframes set forth above, then the Company will be obligated to pay liquidated damages to the Investors in an amount equal to 1% of the aggregate amount invested by the Investors for each 30-day period, or pro rata for any portion thereof, following the date by which the Registration Statement should have been declared effective; provided, however, that the aggregate amount of liquidated damages paid shall not exceed 12% of the aggregate amount invested by the Investors.

The foregoing is not a complete summary of the terms of the Purchase Agreement, the Warrant and the Registration Rights Agreement described in this Item 1.01, and reference is made to the complete text of the Purchase Agreement, the Warrant and the Registration Rights Agreement attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively.

Item 3.02 Unregistered Sales of Equity Securities.

Pursuant to the Purchase Agreement, on December 19, 2008, the Company agreed to issue the Shares (an aggregate of 8,510,639 shares of Common Stock) and the Warrants (seven-year warrants exercisable into an aggregate of 2,553,192 shares of Common Stock at an exercise price of $2.475 per share during the first year after the closing, $2.85 per share during the second year after the closing and $3.10 per share thereafter). The gross proceeds of the sale of the Shares totaled approximately $20,000,000. The description of the terms of such securities and such issuance and sale in Item 1.01 are hereby incorporated by reference into this Item 3.02.

In issuing the Shares and the Warrants, the Company relied upon exemptions from registration provided by Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder. Each Investor has represented to the Company that it is an "accredited investor" as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the terms of the Purchase Agreement described in Item 1.01 above, the Company agreed to appoint to its Board of Directors, as of the closing, one person designated by the Investors. On December 19, 2008, in connection with the closing of the transactions contemplated by the Purchase Agreement, the Company appointed Mr. Martin P. Sutter to its Board of Directors. Mr. Sutter is the co-founder and managing director at Essex Woodlands Health Ventures Fund, a venture capital fund which invests exclusively in the healthcare industry. Mr. Sutter is not currently serving on any committees of the Board of Directors.

There are no arrangements or understandings between Mr. Sutter and any other persons pursuant to which Mr. Sutter was selected as a director. Except for the transactions contemplated by the Purchase Agreement, Warrant and Registration Rights Agreement, Mr. Sutter does not have a direct or indirect material interest in any currently proposed transaction to which the Company is to be party in which the amount involved exceeds $120,000, nor has Mr. Sutter had a direct or indirect material interest in any such transaction since the beginning of the Company’s last fiscal year. Under the terms of the Company’s 2000 Stock Incentive Plan, Mr. Sutter was granted 3,000 restricted stock units upon his election to the Board of Directors on December 19, 2008, which units will vest on December 19, 2010.

Item 8.01 Other Events.

In the Company's December 22, 2008 press release, ATS announced the settlement of its lawsuit with CarboMedics, Inc. ("CarboMedics," f/k/a Sulzer CarboMedics) which began in 2007 and is related to its supply agreement with Carbomedics for certain mechanical heart valve components. As part of the Carbomedics settlement, ATS will pay $3.0 million to Carbomedics on December 29, 2008, and an additional $4.5 million on April 30, 2009. Under the terms of the settlement, the Company maintains all rights to manufacture, market and sell the ATS Open Pivot® mechanical heart valve. Satisfaction of the settlement terms will conclude all related matters with Carbomedics and preclude any future litigation on the matter in question.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

The following exhibits are filed with this report:

10.1 Common Stock and Warrant Purchase Agreement, dated December 19, 2008, by and between ATS Medical, Inc. and each of the Investors named therein.

10.2 Form of Warrant, dated December 19, 2008, issued by ATS Medical, Inc. to each of the Investors.

10.3 Registration Rights Agreement, dated December 19, 2008, by and between
ATS Medical, Inc. and each of the Investors named therein.

99.1 Press Release, dated December 22, 2008.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATS Medical, Inc.

December 23, 2008	By:	Michael R. Kramer

Name: Michael R. Kramer
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Common Stock and Warrant Purchase Agreement, dated as of December 19, 2008, by and between ATS Medical, Inc. and each of the Investors named therein.
10.2	Form of Warrant, dated December 19, 2008, issued by ATS Medical, Inc. to each of the Investors.
10.3	Registration Rights Agreement, dated December 19, 2008, by and between ATS Medical, Inc. and each of the Investors named therein.
99.1	Press Release of ATS Medical, Inc. dated December 22, 2008